AUTHORIZATION FOR ATTORNEY-IN-FACT TO SIGN REGISTRATION STATEMENT ON BEHALF OF PRESIDENT (CHIEF EXECUTIVE OFFICER) AND TREASURER (CHIEF FINANCIAL OFFICER)

VOTED: That the President (Chief Executive Officer) and the Treasurer (Chief
       Financial Officer) of The KP Funds (the "Trust") are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust's Registration Statement on Form N-1A and any amendments thereto.